UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

MANHATTAN BRIDGE CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 19, 2020

To the Shareholders of Manhattan Bridge Capital, Inc:

Manhattan Bridge Capital, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission on May 19, 2020, in connection with its Annual Meeting of Shareholders to be held on June 19, 2020 (the “Annual Meeting”). As a result of the public health crisis presented by coronavirus (COVID-19) and the State of New York Governor’s Executive Orders, the prior designated location of the Company’s Annual Meeting is no longer available, and the Company is required to change the location of its Annual Meeting. The meeting will now be held at the Company’s office located at 60 Cutter Mill Rd., Suite 205, Great Neck, NY 11021 on Friday, June 19, 2020 at 9:00 a.m. local time.

In light of the ongoing health risks relating to the COVID-19 coronavirus pandemic and the evolving public health measures being instituted by public officials, and to best protect the health and welfare of our employees, shareholders and community, the Company will abide by government social distancing mandates at the Annual Meeting, and will require all attendees to wear face coverings, wash their hands and have a temperature check prior to entering the Annual Meeting. Shareholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone. If any Company shareholders intend to attend the Annual Meeting in person, the Company requires that all such shareholders notify the Company 48 hours in advance of their intention to attend the Annual Meeting and may e-mail the Company at info@manhattanbridgecapital.com. In addition, shareholders that previously planned to attend the annual meeting but will no longer attend may also e-mail any questions or concerns to info@manhattanbridgecapital.com.

Sincerely,

Assaf Ran
President and Chief Executive Officer

Great Neck, New York

June 5, 2020

Additional Information and where to find it

The Company has filed a definitive proxy statement on Schedule 14A and associated proxy card (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was filed on May 19, 2020. The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the annual meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD. The Proxy Statement and a form of proxy have been mailed to shareholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the Proxy Statement, free of charge by visiting the SEC’s website, www.sec.gov.

Contact:

Assaf Ran, CEO

(516) 444-3400

SOURCE: Manhattan Bridge Capital, Inc.

Manhattan Bridge Capital, Inc. Announces

Change in Location of Annual Meeting of Shareholders

Great Neck, N.Y. June 5, 2020 / GLOBE Newswire –

Manhattan Bridge Capital, Inc. (Nasdaq: LOAN) announced a change in the location of the Company’s Annual Meeting of Shareholders scheduled for Friday, June 19, 2020 at 9:00 a.m. local time. The meeting will now be held at the Company’s office located at 60 Cutter Mill Rd., Suite 205, Great Neck, NY 11021 on Friday, June 19, 2020 at 9:00 a.m. local time. As a result of the public health crisis presented by coronavirus (COVID-19) and the State of New York Governor’s Executive Orders, the prior designated location of the Company’s Annual Meeting is no longer available, and the Company is required to change the location of its Annual Meeting.

In light of the ongoing health risks relating to the COVID-19 coronavirus pandemic and the evolving public health measures being instituted by public officials, and to best protect the health and welfare of our employees, shareholders and community, the Company will abide by government social distancing mandates at the Annual Meeting, and will require all attendees to wear face coverings, wash their hands and have a temperature check prior to entering the Annual Meeting. Shareholders are nevertheless urged to vote their proxies by mail or by voting via the Internet or by telephone. If any Company shareholders intend to attend the Annual Meeting in person, the Company requires that all such shareholders notify the Company 48 hours in advance of their intention to attend the Annual Meeting and may e-mail the Company at info@manhattanbridgecapital.com. In addition, shareholders that previously planned to attend the annual meeting but will no longer attend may also e-mail any questions or concerns to info@manhattanbridgecapital.com.

For additional information regarding the Annual Meeting, please refer to the Company’s proxy materials filed with the Securities and Exchange Commission, including the Company’s definitive proxy statement filed on May 19, 2020.

As described in the proxy materials for the Annual Meeting, shareholders are entitled to attend and vote at the Annual Meeting only if they held shares as of the close of business on May 1, 2020, the record date designated by the Board of Directors for the meeting.

About Manhattan Bridge Capital, Inc.

Manhattan Bridge Capital, Inc. offers short-term secured, non–banking loans (sometimes referred to as ‘‘hard money’’ loans) to real estate investors to fund their acquisition, renovation, rehabilitation or improvement of properties located in the New York metropolitan area, including New Jersey and Connecticut, and in Florida. We operate the web site: https://www.manhattanbridgecapital.com.